SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            Capitol Bancorp Limited
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
                    ------------------------------------------------------

[LOGO]


                                 March 23, 2001


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Capitol Bancorp Limited to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, May 3, 2001, at 4:00 p.m., Eastern Time.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. The meeting is for the purpose of considering and acting upon the election of directors.

     During the meeting, we will also report on the operations of Capitol. Directors and officers of Capitol will be present to respond to questions that you may have.

     Please sign, date and return the enclosed proxy card. If you attend the Meeting, you may withdraw your proxy and vote in person, even if you have previously mailed a proxy card.


                                        Sincerely,

                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                             CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be Held on Thursday, May 3, 2001

     The 2001 Annual Meeting of the Shareholders of Capitol Bancorp Limited will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Thursday, May 3, 2001 at 4:00 p.m., Eastern Time.

     A proxy card and a proxy statement for the meeting are enclosed.

     The meeting is for the purpose of considering and acting upon:

          1. The election of 16 directors to hold office for one year and until their successors are elected and qualified; and

          2. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting.

     Action may be taken on the foregoing proposal at the meeting on the date specified, or on any dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 9, 2001, are the shareholders entitled to vote at the meeting and any adjournments thereof.

     You are asked to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting, withdraw your proxy and vote in person.


                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ David O'Leary

                                        DAVID O'LEARY
                                        Secretary

Lansing, Michigan
March 23, 2001


IMPORTANT: THE COST OF SOLICITATION WILL BE BORNE BY THE CORPORATION. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933

                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 3, 2001

                                 PROXY STATEMENT

INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capitol Bancorp Limited to be used at Capitol's 2001 Annual Meeting of Shareholders to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, May 3, 2001 at 4:00 p.m., Eastern Time. The accompanying notice of meeting and this proxy statement are being mailed to shareholders on or about March 23, 2001.

REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a particular shareholder attends the meeting and revokes his/her proxy by notifying the Secretary at the meeting. Any shareholder who attends the meeting and revokes his/her proxy may vote in person. Proxies solicited by Capitol's Board of Directors will be voted according to the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 9, 2001 (the record date), are entitled to one vote for each share then held. As of February 21, 2001, Capitol had 7,673,363 shares of common stock issued and outstanding.

     The following table sets forth, as of February 21, 2001, certain information as to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Capitol's common stock as of that date, and as to the shares of common stock beneficially owned by named executives who are not also directors and by executive officers and directors of Capitol as a group.

Name and Address of                            Shares of            Percent of
Beneficial Owner                              Common Stock         Common Stock
----------------                              ------------         ------------
Joseph D. Reid                                 1,215,523(a)            15.08%
  Capitol Bancorp Limited
  One Business & Trade Center
  200 Washington Square North
  Lansing, Michigan 48933

Lee W. Hendrickson                                 7,098(b)               <1%
  Executive Vice President and Chief
  Financial Officer

Cristin Reid English(e)                            5,701(c)               <1%
  Executive Vice President

All Directors and Executive
  Officers as a group   (24 persons)           2,244,508(d)            27.26%

----------
(a)  Includes 383,485 options and 1,800 warrants.
(b) Includes 2,400 options. Also includes 1,005 shares allocated and held in Capitol's Employee Stock Ownership Plan.
(c) Includes 200 warrants and 205 shares allocated and held in Capitol's Employee Stock Ownership Plan.
(d) Includes 16,318 warrants and 35,423 shares allocated and held in Capitol's Employee Stock Ownership Plan, and 543,833 options.
(e)  Ms. English is the daughter of Joseph D. Reid.

ELECTION OF DIRECTORS

     Capitol's bylaws establish that the number of directors shall be not less than five nor more than twenty-five.

     The persons named in the enclosed proxy intend to vote for the election of the nominees named in this proxy statement unless it contains instructions to the contrary. All nominees are willing to be elected and to serve in such capacity for one year and until their successors are elected and qualified. If any of the nominees becomes unavailable for election, which is not anticipated, the persons named in the proxy will vote for such other nominee, if any, as may be proposed by the Board of Directors. A majority of the common stock voting at the meeting is required for the election of nominees to the Board of Directors.

     Each of the nominees for election to the Board of Directors is currently a member of Capitol's Board of Directors and has been a member of Capitol's Board of Directors since the year shown in the table below (or, as to dates prior to 1988, Capitol National Bank), except as indicated.

     The table below sets forth information as of February 21, 2001 regarding the nominees based on the data furnished by them. They have held the principal occupations shown for at least the past five years unless otherwise indicated. The shares in this table do not include the ESOP shares voted by Messrs. O'Leary and Carr and by Bruce Thomas, Capitol's Executive Vice President, as committee members representing the ESOP for which Mr. O'Leary disclaims beneficial ownership thereof. See "Executive Compensation".

     The Board of Directors recommends a vote FOR all the recommended nominees for election as a director.

 NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002

                                         Year First   Shares of
                                          Became A   Common Stock    Percent of
Name and Principal Positions        Age   Director     Owned (a)     Outstanding
----------------------------        ---   --------     ---------     -----------
Joseph D. Reid                       58     1982      1,215,523(b)      15.08%
  Chairman of the Board, President
  and Chief Executive Officer of
  Capitol and Sun Community
  Bancorp Limited

Robert C. Carr                       61     1982         62,933(c)         <1%
  Treasurer and Executive Vice
  President of Capitol

David O'Leary                        70     1982         56,330(d)         <1%
  Secretary of Capitol;
  Chairman, O'Leary Paint Company

Louis G. Allen                       71     1989          1,748(e)         <1%
  Retired Bank Executive

Paul R. Ballard                      51     1990         87,866(f)       1.14%
  Executive Vice President of
  Capitol; CEO of Portage
  Commerce Bank

David L. Becker                      65     1990         59,436(e)         <1%
  President, Becker Insurance
  Agency, P.C.

Douglas E. Crist                     60     1982         59,059(e)         <1%
  President, Developers of
  SW Florida, Inc.

James C. Epolito                     46     1999          2,438(g)         <1%
  President and CEO, The
  Accident Fund Company

                                           Year First    Shares of
                                            Became A   Common Stock   Percent of
Name and Principal Positions           Age  Director     Owned (a)   Outstanding
----------------------------           ---  --------     ---------   -----------
Gary A. Falkenberg                      62    1982        45,371(h)       <1%
  Doctor of Osteopathic Medicine

Joel I. Ferguson                        62    1982        43,526(e)       <1%
  Chairman, Ferguson Development, LLC;
  Director, Maxco, Inc.

Kathleen A. Gaskin                      59    1982        35,214(i)       <1%
  Associate Broker/State Appraiser,
  Tomie Raines, Inc. Realtors

H. Nicholas Genova                      61    1992        22,260(j)       <1%
  Chairman and CEO, Washtenaw
  News Company, Inc.; President,
  H. N. Genova Development Company

 L. Douglas Johns                       57    1982       112,407(k)     1.46%
  President, Mid-Michigan
  Investment Company

Michael L. Kasten                       55    1990        93,616(l)     1.22%
  Managing Partner, Kasten Investments,
  L.L.C.; Director and Vice Chairman,
  Sun Community Bancorp Limited

Leonard Maas                            79    1995       123,779(d)     1.61%
  President, Gillisse Construction
  Company (underground utility
  construction); Partner, CP Limited
  Partnership

Lyle W. Miller                          57    1982        53,757(d)       <1%
  President, SERVCO, Inc. (provider
  of credit card and computer
  enhancement services)

----------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in Capitol's Directors' deferred compensation plan.
(b)  Includes 383,485 options and 1800 warrants.
(c) Includes 39,600 options. Also includes 13,557 shares allocated and held in Capitol's Employee Stock Ownership Plan.
(d)  Includes 1,121 options and 909 warrants.
(e)  Includes 1,121 options.
(f) Includes 15,600 options. Also includes 8,224 shares allocated and held in Capitol's Employee Stock Ownership Plan.
(g)  Includes 1,121 options and 100 warrants.
(h)  Includes 1,121 options and 200 warrants.
(i)  Includes 1,121 options and 484 warrants.
(j)  Includes 1,121 options and 300 warrants.
(k)  Includes 1,121 options and 2,100 warrants.
(l)  Includes 1,121 options and 1,818 warrants.

     Rules and regulations promulgated by the Securities and Exchange Commission require periodic reporting of the beneficial ownership of and transactions involving Capitol's securities relating to directors, officers and beneficial owners of 10% or more of Capitol's securities. Under those rules and regulations, certain acquisitions and divestitures of Capitol's securities are required to be disclosed via reports filed within prescribed time limits. Based on Capitol's review of filings made during the year ended December 31, 2000, there were nine transactions which were not reported timely pursuant to the filing requirements.

     As a result of the share exchange between Brighton Commerce Bank and Capitol, effective January 31, 2000, three directors received shares of Capitol that were not reported in the January report of holdings and should have been reported thereon. Mr. Crist received 2,526 shares, Mr. Johns received 2,526 shares and Mr. Maas received 2,329 shares. In unrelated transactions, Mr. Ballard sold 900 shares in September; Mr. Genova purchased 2,800 shares in three transactions in January; and Mr. Maas purchased 1,000 shares in July, and 1,000 shares in October. These transactions were not reported on original reports of holdings for the months in which they occurred and should have been reported thereon.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and its committees. During 2000, the Board of Directors held four meetings. All the directors of Capitol attended at least 75% of the meetings of the Board of Directors during this period, with the exception of Mr. Epolito who attended 50% of the meetings and Mr. Ferguson who attended 25% of the meetings.

     Directors are eligible to receive compensation for service on the board of directors in the form of stock options. Each non-employee director has been awarded 1,121 stock options in Capitol in 2000 as part of such compensation. The exercise price of the options was set at the market price of Capitol's common stock at the time of grant. The options vest after one year and expire seven years after date of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

     Capitol's Board of Directors has several committees, including an executive committee, an audit committee and a compensation committee.

EXECUTIVE COMMITTEE

     The Executive Committee is composed of Messrs. Reid, O'Leary, Ferguson, Johns, Kasten and Miller. During 2000, the Executive Committee met four times. All committee members attended at least 75% of the meetings. The Executive Committee meets for the purpose of monitoring current operating strategy and implementation of Capitol's business plan.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three directors, appointed by Capitol's Board of Directors. The Audit Committee reviews the results of the independent auditors' audit of Capitol's consolidated financial statements and evaluates policies, procedures and results relating to the internal audit function and recommends to the Board of Directors the selection of independent auditors. The scope and purpose of the Audit Committee is described more fully in its Audit Committee Charter which was adopted in 2000 and is attached as an Appendix to this Proxy Statement. During 2000, the Audit Committee met four times. All committee members attended at least 75% of the meetings.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     Each of the members of Capitol's Audit Committee are "independent" as defined in the applicable listing standards and related rules of the Nasdaq Stock Market.

2000 AUDIT OF CAPITOL'S CONSOLIDATED FINANCIAL STATEMENTS

    Regarding Capitol's audited consolidated financial statements as of and for the year ended December 31, 2000, Capitol's Audit Committee has:

    -   reviewed and discussed the financial statements with management;

    - discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (as may be modified or amended); and

    - received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Statement No. 1 (as may be modified or amended), and discussed with the auditors the auditors' independence.

     Based on the review and discussion above, the Audit Committee recommended to Capitol's Board of Directors that the audited consolidated financial statements be included in Capitol's annual report on Form 10-K for 2000 to be filed with the Securities and Exchange Commission.

AUDIT FEES AND INDEPENDENT AUDITORS' INDEPENDENCE

     The aggregate fee for audit of Capitol's consolidated financial statements (including review of Capitol's quarterly financial statements which are part of Form 10-Q filed with the Securities Exchange Commission and out-of-pocket expenses relating to the audit and quarterly reviews) was $223,259 for 2000. That amount includes fees paid by Capitol and its consolidated subsidiaries.

     In addition to audit fees, Capitol and its subsidiaries paid fees to its independent auditors for non-audit services for 2000 in the aggregate amount of $93,038. Those non-audit services consisted primarily of preparation of tax returns for Capitol and its subsidiaries, audits of employee benefit plans and post-report review procedures associated with registration statements of Capitol or its subsidiaries filed with the Securities and Exchange Commission. There were no fees regarding financial information systems design and implementation services.

     The Audit Committee considered the compatibility of the non-audit services Capitol received from its auditors and the independence of the independent auditors.

                                        AUDIT COMMITTEE
                                        Gary A. Falkenberg, Chairman
                                        H. Nicholas Genova
                                        Michael L. Kasten

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three directors, Mr. Kasten, Ms. Gaskin and its Chairman, Mr. Miller, who are not employed by Capitol and are not eligible to participate in any of Capitol's benefit plans other than Capitol's Directors' Stock Option Plan.

     The Compensation Committee meets for the purpose of reviewing compensation and benefit levels for Capitol's management and making related recommendations to Capitol's Board of Directors. During 2000, two meetings of the Compensation Committee were held. All committee members attended 100% of the meetings with the exception of Ms. Gaskin who attended 50% of the meetings.

     The compensation committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's executive compensation program. The compensation program has been developed to help the Corporation attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation. The Committee has endeavored to develop a compensation program that:

     1) provides incentives and rewards for superior performance, both on an individual and corporate basis,
     2) aligns the interests of the executive officers with the interest of the shareholders,
     3)   provides long-term incentive for retention of its key officers.

     In its review of the total compensation package, the Committee has reviewed various compensation surveys and examines the compensation practices of peers as well as the consideration of individual efforts for the benefit of the Corporation and various subjective measures in determining the adequacy and appropriateness of the compensation of executives at Capitol. The Committee also considers the increase in the cost of living that impacts its executive officers that are required to spend certain periods of time at subsidiary offices.

     The Corporation offers various forms of compensation which include base salary, incentive compensation, and benefits.

BASE SALARIES

     In determining the base salary amounts for the executives, the Committee considers individual performance, experience, expertise, and tenure as well as the compensation levels established by peers. The compensation of the executives is recommended by the CEO and reviewed and approved by the Committee. The CEO's compensation is set by the Committee and presented to the full Board of Directors for approval.

     Total salary information for the CEO and the next four most highly compensated executive officers for the year 2000 is set forth on page 9. Such amounts include compensation paid to the executives by subsidiaries of Capitol which are not wholly-owned. Compensation paid by those affiliates is set by the respective affiliates' Boards of Directors. The Committee considers affiliated compensation in its review of the executive's pay level. Base salaries at Capitol (exclusive of the non-bank subsidiaries) in 2000 were $474,933 for Mr. Reid, $210,272 for Mr. Carr, $113,568 for Mr. Hendrickson, $148,750 for Mr. Ballard and $50,294 for Ms. English.

INCENTIVE COMPENSATION

     Capitol has implemented an incentive compensation program which is performance driven. It is divided into two parts, one subjective, the other based strictly on ROE targets. The subjective test evaluates executives based on their contribution to the safety and soundness of the organization including such factors as credit quality, capital management, personnel management, regulatory compliance, and contribution to long-term shareholder value. ROE targets are set annually by the Board of Directors. In order to be eligible to receive incentive compensation, targets must be reached.

     The incentive compensation program seeks to align the interests of the executives with the shareholders by setting aggressive performance targets that enhance the value of Capitol. The incentive compensation is paid in part in cash and in part in stock options. The options awarded pursuant to the policy have a vesting period which incents the executive to remain with Capitol in order to realize the full value of the compensation. The incentive compensation program was put in place at Capitol and all of its affiliated subsidiaries to align the interests of all of the executives in the affiliated subsidiaries with the shareholders of Capitol.

DISCRETIONARY AWARDS OF STOCK OPTIONS

     Capitol has used the discretionary award of stock options primarily as a tool in its recruitment of executive officers. None of the top five most highly compensated executives were given a discretionary award of stock options in the year 2000, other than as part of the incentive compensation program outlined above.

EXECUTIVE SUPPLEMENTAL INCOME PROGRAM

     In an effort to retain the long-term services of its executives, Capitol has put in place an executive supplemental income program. It provides for the payment to certain senior officers or designated beneficiary an annual benefit which is approximately equal to the annual base salary, for a period of fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, the agreements provide for a lump sum distribution. In certain circumstances early retirement may be permitted providing a reduced benefit to the employee. The benefit liabilities under the agreements are covered by funded insurance contracts by Capitol and/or its subsidiaries. Each of the individuals listed in the Summary Compensation Table has entered into an executive supplemental income agreement with Capitol except for Mr. Reid and Ms. English.

BENEFIT PLANS

     Long term incentives to align the interests of Capitol's executives with the shareholders have been developed through the development of an ESOP program. The program provides for an award of Capitol's common stock subject to vesting. All employees, with the exception of the CEO, are eligible to participate in the program after meeting certain length of service and age limitations.

     The company has established a 401(k) plan, health insurance and other programs that are usual and customary to encourage retention of Capitol's employees.

CEO COMPENSATION

     The compensation of the CEO is set based on the Committee's review of performance objectives for Capitol which include asset and revenue growth, development of additional banking subsidiaries, asset quality, identification of strategic opportunities, development and maturation of the existing subsidiaries, and core earnings performance.

     Joseph D. Reid has been the CEO of Capitol since its inception and is relied on by the Board of Directors to provide effective leadership and execute a successful strategic plan for the entire organization. Capitol has grown over the past 12 years from a one-bank holding company to a publicly-traded bank development company with 5 bank development subsidiaries and 27 banks operating in 6 states. Mr. Reid has been responsible for the oversight and development of each of the subsidiary companies and the development of their respective boards of directors and executive management teams. Mr. Reid is responsible for the continued performance of the banks as they mature to ensure they reach acceptable levels of performance.

     In evaluating the compensation level of the CEO, the Committee has considered among the other factors set forth above, the overall contribution by Mr. Reid to Capitol and its development and his tenure with the organization. During the course of 2000, Capitol developed 5 new banking subsidiaries, increased earnings by 36% from the previous year and had a 25% increase in the total assets of the company under his leadership and guidance. During this period, asset quality has been consistently maintained within satisfactory levels.

     Capitol has an employment agreement with Joseph D. Reid under which he serves as Chairman of the Board, President and Chief Executive Officer of Capitol. The term of the employment agreement is three years. It is automatically extended for an additional year each January 1 unless either party gives written notice to the contrary. Mr. Reid's employment agreement, as amended, requires Capitol to issue Mr. Reid certain stock options in the event of any new issuance of common stock equal to 10% of the sum of the additional shares issued and the shares subject to the options. The exercise price of additional stock options is established by the Board of Directors based on the fair market price of common stock at the time of issuance of the option but not less than $6.06 per share. Each option expires seven years after its date of issuance.

     Certain affiliates of Capitol have separately entered into employment agreements with Mr. Reid. These agreements are separately approved and authorized by the affiliate's independent boards of directors. The agreements may provide for annual salary, discretionary bonuses and/or stock options. The compensation table presented on page 9 discloses total salary and bonus paid to Mr. Reid from Capitol and its consolidated subsidiaries.

     Capitol also has an agreement whereby, upon Mr. Reid's death, his estate may request Capitol to purchase, from the estate, up to $2.5 million of Capitol's common stock then held by the estate. Capitol's obligation is covered by company-owned life insurance.


                                        COMPENSATION COMMITTEE
                                        Lyle W. Miller, Chairman
                                        Kathleen A. Gaskin
                                        Michael L. Kasten

STOCK PERFORMANCE GRAPH

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG CAPITOL BANCORP LIMITED,
          NASDAQ MARKET INDEX, AND SNL $1B - $5B BANK ASSET-SIZE INDEX

     Below is a graph which summarizes the cumulative return experienced by Capitol's shareholders over the last five years compared to the SNL $1B -$5B Bank Asset-Size Index, and the cumulative total return on the NASDAQ Market Value Index. (Broad Market Index). This presentation assumes that the value of the investment in Capitol's common stock and each index was $100 on December 31, 1995 and that subsequent cash dividends were reinvested.

                            TOTAL RETURN PERFORMANCE

                                                     PERIOD ENDING
                             ---------------------------------------------------------------
INDEX                        12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-----                        --------   --------   --------   --------   --------   --------
Capitol Bancorp Limited       100.00     169.19     383.42     318.17     161.02     155.96
NASDAQ - Total US*            100.00     123.04     150.69     212.51     394.92     237.62
SNL $500M-$1B Bank Index      100.00     125.01     203.22     199.81     184.96     177.04
SNL $1B-$5B Bank Index        100.00     129.63     216.19     215.69     198.23     224.95

EXECUTIVE COMPENSATION

    The following table summarizes compensation paid to the CEO and the next four most highly compensated executive officers of Capitol for each of the three years in the period ended December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                              Long-term Compensation
                                                                          -------------------------------
                                               Annual Compensation              Awards            Payouts
                                          ------------------------------  -------------------     -------
                                                                Other
                                                                Annual    Restricted   Number of
  Name and Principal                                           Compen-      Stock       Options/    LTIP        All Other
   Position/Year                          Salary       Bonus   sation(a)   Award(s)       SARs     Payouts   Compensation(b)
   -------------                          ------       -----   ---------   --------       ----     -------   ---------------
Joseph D. Reid
 Chairman, President and CEO of
 Capitol and Chairman and CEO of
 Sun Community Bancorp Limited:
    2000                                $821,702(c)   $   -0-                            61,945      -0-        $121,494(d)
    1999                                 687,736(c)       -0-                              -0-       -0-          31,706(e)
    1998                                 518,500(c)       -0-                              -0-       -0-           5,000
Robert C. Carr
 Treasurer and Executive Vice
 President of Capitol:
    2000                                 215,122(c)    26,400                              -0-       -0-           8,364
    1999                                 193,627(c)    33,500                              -0-       -0-          11,064
    1998                                  170,000      33,500                              -0-       -0-          16,088
Lee W. Hendrickson
 Executive Vice President and Chief
 Financial Officer of Capitol and of
 Sun Community Bancorp Limited:
    2000                                 213,952(c)    12,000                              -0-       -0-           5,917
    1999                                 177,854(c)    15,000                              -0-       -0-           5,767
    1998                                 130,961(c)    15,000                              -0-       -0-           8,481
Paul R. Ballard
 Executive Vice President of Capitol;
 CEO Portage Commerce Bank
    2000                                 173,750(c)    30,000                              -0-       -0-           7,785
    1999                                 181,827(c)    30,000                              -0-       -0-           9,590
    1998                                 150,000       30,000                              -0-       -0-          14,948
Cristin Reid English
 Executive Vice President of Capitol
 and of Sun Community Bancorp Limited
    2000                                 160,729(c)     8,200                              -0-       -0-           2,874
    1999                                 130,314(c)     4,000                              -0-       -0-           2,625
    1998                                  83,746(c)     4,000                              -0-       -0-           1,455

----------
(a)  No amounts greater than $50,000, or 10% of stated salary amount.
(b) Amounts contributed by Capitol's ESOP and 401(k) programs to the extent applicable.
(c) Includes amounts paid by subsidiaries of Capitol which are not wholly-owned. Amounts of salary and other compensation, as shown, have not been reduced pro rata to reflect Capitol's ownership percentage of subsidiaries.
(d) Includes $5,250 which was contributed from the Capitol 401(k) program and $116,244 representing reimbursement for interest paid on a loan from Capitol.
(e) Includes $4,658 which was contributed from the Capitol 401(k) program and $27,048 representing reimbursement for interest paid on a loan from Capitol.

     Capitol has an employment agreement with Joseph D. Reid (see Compensation Committee Report, CEO Compensation).

     Capitol has employment agreements with Paul Ballard, Robert Carr, and Lee Hendrickson. Except for the salaries, the terms of each agreement currently in force are substantially identical. The term of each agreement is three years and is extended automatically for one year each January 1 unless either party gives written notice to the contrary. In addition to their salaries, each employee is entitled to various fringe benefits and a discretionary bonus. All employees are entitled to disability benefits under prescribed circumstances.

                      Option/SAR Grants in Last Fiscal Year

                  Number of
                  Securities    % of Total Options/
                  Underlying      SARs Granted to                                    Grant Date
                 Options/SARs      Employees in       Exercise or Base   Expiration    Present
Name              Granted (#)       Fiscal Year         Price ($/Sh)        Date      Value (a)
----              -----------       -----------         ------------        ----      ---------
Joseph D. Reid      23,121             36.85               12.625           2006      $ 90,608
       "            24,974             39.80               13.477           2006        94,171
       "            13,872             22.11               10.848           2007        60,090
       "               778              1.24               12.500           2007         3,174

(a) Value estimated using a version of the Black-Scholes option pricing model based on information included in the table above as well as dividend yield and stock price information, and certain assumptions relating to the volatility of Capitol's stock and a risk-free interest rate.

              Aggregated Options/SARs Exercised in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                      Number of Unexercised       Value of Unexercised In-the
                                                                      Options/SARs at Fiscal        -Money Options/SARs at
                                Shares Acquired                             Year-End                   Fiscal Year-End
Name                              on Exercise     Value Realized   Exercisable/Unexercisable(b)   Exercisable/Unexercisable(b)
----                              -----------     --------------   ----------------------------   ----------------------------
Joseph D. Reid:
 Capitol Bancorp Limited               -0-            $  -0-                 383,485                       $ 78,147 (c)
 Sun Community Bancorp Limited         -0-               -0-                 275,194                        325,000 (d)
Robert C. Carr                         -0-               -0-                  39,600                         56,530 (c)
Paul R. Ballard                      6,000             8,450                  15,600                         15,130 (c)
Lee W. Hendrickson:
 Capitol Bancorp Limited               -0-               -0-                   2,400                            -0- (c)
 Sun Community Bancorp Limited         -0-               -0-                  10,500                         10,312 (d)
Cristin Reid English:
 Capitol Bancorp Limited               -0-               -0-                     -0-                            -0- (c)
 Sun Community Bancorp Limited         -0-               -0-                  11,500                         10,312 (d)

----------
(a) Based on approximate average market price per share during month of exercise less exercise price of stock options, multiplied by number of stock options exercised.
(b)  All outstanding options are currently exercisable.
(c) Capitol's common stock is traded on the Nasdaq Stock Market(SM) under the symbol CBCL. Value is based on December 31, 2000 closing price of $9.75 per share as reported by Nasdaq.
(d) Sun's common stock is traded on the Nasdaq Stock Market(SM) under the symbol SCBL. Value is based on December 31, 2000 closing price of $7.375 per share as reported by Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Capitol's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of Capitol and its subsidiaries and to organizations in which certain directors and officers have an interest. As of December 31, 2000, the outstanding principal balance of such loans was $66.1 million, representing 93.9% of shareholders' equity. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Capitol has a written policy that all loans to, and all transactions with, Capitol's officers, directors, affiliates and/or shareholders holding 10% or more of Capitol's common stock will be made or entered into for bona fide business purposes, on terms no less favorable than could be made to, or obtained from, unaffiliated parties, and shall be approved by a majority of Capitol's directors, including a majority of the independent disinterested directors.

     In 1999, Capitol agreed to a one-time exercise of previously granted stock options with an aggregate exercise price of $1.6 million funded by a note receivable of $1.9 million from Mr. Reid. The note bears interest at a fixed rate. As part of the terms of this agreement, Mr. Reid's compensation will be increased in an amount equal to the interest due on the note receivable. Under certain circumstances, such as the death of Mr. Reid, the note will be forgiven. The death benefit is covered by company-owned life insurance.

     Portage Commerce Bank leases its primary banking facility from Portage Commerce Investors LLC. Messrs. Kasten and Becker are members of the limited liability leasing entity. Rent paid by Portage Commerce Bank to the leasing entity amounted to $207,871 in 2000. Brighton Commerce Bank leases its primary banking facility from Tri-O Development. Three of Mr. O'Leary's adult children are members of the leasing entity. Rent paid by Brighton Commerce Bank to the leasing entity amounted to $227,086 in 2000. Capitol and Capitol National Bank paid rent of $368,328 during 2000 for their principal offices at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan to Business & Trade Center Limited, a Michigan limited partnership, under lease agreements with expiration dates ranging from 2000 to 2003 and portions of which are renewable for periods of 2.5 years. Joseph D. Reid and L. Douglas Johns are partners of the Partnership. The lease rates represent what Capitol believes to be fair market value in the respective markets. All leasing arrangements which involve insiders are reported to bank regulatory agencies prior to their commencement.

     Capitol and some of its bank subsidiaries utilize the law firm of Lasky Fifarek & Hogan from time to time. Charles L. Lasky is president of that law firm and is Mr. Reid's brother-in-law. Amounts paid by Capitol and its subsidiaries to the law firm amounted to $69,800 in 2000. Mr. Lasky is a member of the Board of Directors of Capitol's Nevada bank subsidiaries.

     Capitol and certain of its affiliates utilized the services of attorney Brian K. English in the year 2000. Mr. English served as counsel to the entities providing contract review, transactional assistance, leasing and other legal services. Mr. English was paid a total of $78,158 by the affiliated entities. Mr. English is the husband of Cristin Reid English and the son-in-law of Joseph
D. Reid.

     Capitol and its subsidiaries, on a consolidated basis, own approximately 20% of the outstanding common stock of Access BIDCO, LLC, with an aggregate carrying value of $895,000 at December 31, 2000. Access BIDCO is a business and industrial development corporation, regulated by the Michigan Office of Financial and Insurance Services which is the same state agency that regulates state-chartered commercial banks and other state-chartered financial institutions. As a Michigan BIDCO, Access BIDCO is a non-depository financial institution engaged in making loans and providing other financing and management assistance to Michigan businesses as permitted under the Michigan BIDCO Act.

     Joseph D. Reid, Chairman and Chief Executive Officer of Access BIDCO,LLC serves as a director of Access BIDCO and its majority-owned subsidiary, Onset BIDCO. In his capacity as an executive officer of Access BIDCO, Mr. Reid received cash compensation in 2000 in the form of a salary in the amount of $100,000. Mr. Reid also owns 4.5% of the outstanding common stock of Access BIDCO. In addition to the relationship between Mr. Reid and Access BIDCO, Executive Vice President and Chief Financial Officer of Capitol, Lee W. Hendrickson, serves as Vice President, Chief Financial Officer, and a director of Access BIDCO and its majority-owned subsidiary. Mr. Hendrickson received a salary from Access BIDCO for his services as an executive officer of Access BIDCO. Cristin Reid English, Executive Vice President of Capitol Bancorp is a director of Access BIDCO, and also a director of its majority-owned subsidiary.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP served as independent auditors for Capitol for the year ended December 31, 2000. Representatives of BDO Seidman, LLP will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, including matters relating to the conduct of the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

     The cost of solicitation of proxies will be borne by Capitol. In addition to solicitations by mail, directors, officers and regular employees of Capitol may solicit proxies personally or by telephone without additional compensation.

     Capitol's 2000 Annual Report to Shareholders is being provided herewith. Any shareholder who does not receive a copy of the annual report may obtain a copy by writing Capitol. The annual report also may be viewed by accessing Capitol's web site at http://www.capitolbancorp.com. The annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

FORM 10-K

     A copy of Capitol's 2000 Form 10-K, without exhibits, is available to shareholders without charge upon written request to: Capitol Bancorp Limited, One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Investor Relations.

     Form 10-K, and certain other periodic filings, are filed with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes Capitol). The SEC's web site address is http:\\www.sec.gov. Capitol's filings with the SEC can also be accessed through Capitol's web site, http:\\www.capitolbancorp.com.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Capitol's proxy material for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Capitol's main office at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, no later than November 20, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        CHAIRMAN OF THE BOARD

LANSING, MICHIGAN
MARCH 23, 2001

                                    APPENDIX

                             AUDIT COMMITTEE CHARTER
                             Capitol Bancorp Limited
                                MAY 2000 REVISION

PREFACE

This Audit Committee Charter has been drafted in accordance with requirements of the NASDAQ stock market, as it applies to Capitol Bancorp Limited. In accordance with the NASDAQ rules, this charter will be reviewed and reassessed by the Audit Committee annually. This charter has been reviewed and approved by Capitol's Board of Directors at its May 2000 meeting. Any future revisions to the charter shall be subject to review and approval by Capitol's Board of Directors.

PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee is responsible for various matters relating to auditing of the Corporation and its subsidiaries. This includes:

* Recommending to the Board of Directors the selection, evaluation and replacement of a qualified firm to perform an annual audit of the Corporation's consolidated financial statements,

* Reviewing the results of the independent auditors' audit of the Corporation's consolidated financial statements,

* Obtaining a periodic letter from the independent auditors confirming that firm's independence,

* Monitoring disclosed relationships or services which may impact audit objectivity and independence, and

* Evaluating policies and procedures and reviewing results of the Corporation's internal audit function.

ACCOUNTABILITY OF INDEPENDENT AUDITORS

The independent auditors are accountable to the Corporation's Board of Directors and its Audit Committee.

AUDIT COMMITTEE COMPOSITION

The Audit Committee membership is based on the following:

* There must be a minimum of three independent directors, appointed by the Corporation's Board of Directors,

* All Audit Committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and

* At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

OTHER MATTERS

The Audit Committee shall meet at least two times per calendar year. Meetings of the Audit Committee may be requested by the Audit Committee Chairperson, the Corporation's independent auditors, the Corporation's internal auditor or by the Chairman of the Board of Directors. The Audit Committee will meet from time to time with the Corporation's independent auditors, including a portion of such meetings without management present. The Audit Committee or its Chairperson (in the absence of a meeting of the Audit Committee) may discuss matters relating to the Corporation' interim financial statements or results of operations with management and the results of any interim reviews of such interim financial information performed by the Corporation's independent auditors. The Audit Committee may prepare an annual report of its activities for submission to the Corporation's Board of Directors and for inclusion in the Corporation's annual meeting/proxy materials.

              The remainder of this page intentionally left blank.

                                [FRONT OF CARD]

                                      PROXY

                             CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                                Lansing, MI 48933

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph D. Reid and David O'Leary as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Capitol Bancorp Limited held of record by the undersigned on March 9, 2001 at the Annual Meeting of Shareholders to be held on May 3, 2001, or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. Election of Directors:
   [ ] FOR all nominees listed               [ ]  WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary)         all nominees listed below

Louis G. Allen      Douglas E. Crist       Kathleen A. Gaskin     Leonard Maas
Paul R. Ballard     James C. Epolito       H. Nicholas Genova     Lyle W. Miller
David L. Becker     Gary A. Falkenberg     Lewis D. Johns         David O'Leary
Robert C. Carr      Joel I. Ferguson       Michael L. Kasten      Joseph D. Reid

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                               [REVERSE OF CARD]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the Proposals.

                                Please sign this proxy exactly as your name appears on the books of the company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                Date _____________________________________, 2001

                                Signature ______________________________________

                                Signature ______________________________________
                                                    if held jointly

                                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                Please indicate whether you plan to attend the Annual Meeting of Stockholders:

                                [ ] WILL ATTEND  _________ NUMBER OF PERSONS

                                [ ]    WILL NOT ATTEND